Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Scorpio Bulkers Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-221441, 333-222448, 333-222013 and 333-217445) of Scorpio Bulkers Inc. of our report dated April 1, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers Audit
PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers - 92200 Neuilly-sur-Seine, France.

Marseille, France

April 1, 2020